UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CV THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3172 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2005

TO THE STOCKHOLDERS OF CV THERAPEUTICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CV Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 26, 2005, at 8:00 a.m. local time at 3172 Porter Drive, Palo Alto, California for the following purposes:

1.	To elect three (3) directors of the Company, each to serve until the 2008 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Company’s Board of Directors has nominated the following persons for election as directors:

Santo J. Costa                John Groom                 Barbara J. McNeil, M.D., Ph.D.

2.	To approve the amendment and restatement of the Company’s 2000 Equity Incentive Plan.

3.	To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending December 31, 2005.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Alan C. Mendelson

Secretary

Palo Alto, California

April 26, 2005

All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 26, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of CV Therapeutics, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 26, 2005, at 8:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3172 Porter Drive, Palo Alto, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 26, 2005 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report for the fiscal year ended December 31, 2004 is enclosed with this proxy statement.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, MacKenzie Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but MacKenzie Partners, Inc. will be paid its customary fee, estimated to be $6,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock at the close of business on March 31, 2005 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2005, the Company had outstanding and entitled to vote 36,022,907 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted “FOR” the election of the nominees of the Board, “FOR” the amendment and restatement of the 2000 Equity Incentive Plan and “FOR” the ratification of the selection of Ernst & Young LLP as independent auditors of the Company, and at the proxy holder’s discretion, on such other matters, if any, that may come before the Annual Meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. In the event that a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), those shares will be counted towards a quorum, but will not be counted for any purpose in determining whether a matter has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Via the Internet or by Telephone

Stockholders may vote their shares on the Internet or by telephone. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

Submitting a proxy via the Internet or by telephone will not affect a stockholder’s right to vote in person should he or she decide to attend the Annual Meeting.

THE INTERNET AND TELEPHONE VOTING PROCEDURES BELOW ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS’ IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS’ INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

For Shares Registered in Your Name

Stockholders of record may go to www.eproxy.com/cvtx to vote on the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also vote by calling 1-800-560-1965 (toll-free) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. Beneficial owners whose stock is held in street name should review these instructions to determine whether they can vote their shares on the Internet or by telephone.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by (i) filing with the Secretary of the Company at the Company’s principal executive office, 3172 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, (ii) casting a later vote via the Internet or by telephone or (iii) attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 Annual Meeting of Stockholders is the close of business on December 16, 2005. Proposals of stockholders intended to be presented at the Company’s 2006 Annual Meeting of Stockholders without inclusion of such proposals in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no later than the close of business on March 27, 2006 nor earlier than the close of business on February 25, 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s certificate of incorporation and bylaws provide that the Board shall be divided into three (3) classes, with each class having a three (3)-year term. Except as otherwise provided by law, vacancies on the Board shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, and not by the stockholders, unless the Board determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board is presently composed of nine (9) members. There are three (3) directors in the class whose term of office expires in 2005. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2008 annual meeting and until such person’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board has determined that each of the three (3) director nominees is “independent” as that term is defined in the Nasdaq Marketplace Rules. The Board has further determined that director nominee Barbara J. McNeil, who is a member of the Company’s Audit Committee, satisfies the more restrictive independence requirements for Audit Committee members set forth in United States securities laws. See “Board Meetings, Independence and Committees” below for further discussion of these independence determinations.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting

The names of the Board’s nominees for election as directors, and certain information about them as of February 28, 2005, are set forth below:

Name of Director	Age	Principal Occupation	Director Since
Santo J. Costa	59	Retired Vice Chairman, Quintiles Transnational Corp.	2001
John Groom	66	Director, Elan Corporation, plc	2001
Barbara J. McNeil, M.D., Ph.D.	64	Chairman of the Department of Health Care Policy, Harvard Medical School	1994

Santo J. Costa has served as a director of the Company since May 2001. Mr. Costa retired as Vice Chairman of Quintiles Transnational Corp. in May 2001. While at Quintiles, Mr. Costa also served as President and Chief Operating Officer from 1994 until 1999. Previously, Mr. Costa served as Senior Vice President, Administration and General Counsel of Glaxo Inc., where he sat on the company’s board of directors. Previously, Mr. Costa was U.S. Area Counsel for Merrell Dow Pharmaceuticals. Mr. Costa started his career as food and drug counsel for Norwich/Eaton Pharmaceuticals. Mr. Costa currently sits on the boards of directors of NPS Pharmaceuticals, Inc. and several private companies. Mr. Costa received a B.S. degree in pharmacy and a J.D. from St. John’s University.

John Groom has served as a director of the Company since May 2001. From January 1997 until his retirement in 2001, Mr. Groom served as President and Chief Operating Officer of Elan Corporation, plc. Mr. Groom served as President and Chief Executive Officer and as a director of Athena Neurosciences, Inc. from 1987 until its acquisition by Elan in July 1996. From 1960 until 1985, Mr. Groom was employed by Smith Kline & French Laboratories, the pharmaceutical division of then SmithKline Beckman Corporation. While at Smith Kline & French Laboratories, Mr. Groom held a number of positions, including President of Smith Kline & French International, Vice President, Europe and Managing Director, United Kingdom. Mr. Groom also previously served as Chairman of the International Section of the Pharmaceutical Manufacturers Association. Mr. Groom is a Fellow of the Association of Certified Accountants (UK) and currently serves on the boards of directors of Elan Corporation, plc, Ligand Pharmaceuticals, Inc., Amarin Corporation and Neuronyx, Inc.

Barbara J. McNeil, M.D., Ph.D., has served as a director of the Company since December 1994. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, Dr. McNeil has been a Professor of Radiology at both Harvard Medical School and Brigham and Women’s Hospital in Boston, Massachusetts. Dr. McNeil holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

The Board Recommends a Vote in Favor of Each of the Nominees Set Forth Above.

Directors Continuing in Office Until the 2006 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Louis G. Lange, M.D., Ph.D.	56	Chairman of the Board and Chief Executive Officer	1992
Peter Barton Hutt	70	Partner of the law firm of Covington & Burling	2000
Thomas E. Shenk, Ph.D.	57	Elkins Professor of Molecular Biology, Princeton University	2004

Louis G. Lange, M.D., Ph.D., was a founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since August 1992. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997, a member of the governing body of the Emerging Company Section of the Biotechnology Industry Organization since February 1999, and is on the boards of directors of several private companies. From 1980 to 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a full Professor of Medicine from 1990 until 1992. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Peter Barton Hutt has served as a director of the Company since August 2000. Mr. Hutt is a partner in the Washington, D.C. law firm of Covington & Burling, specializing in food and drug law and trade association law. From 1971 to 1975, he was Chief Counsel for the United States Food and Drug Administration. He is the coauthor of a casebook used to teach food and drug law and teaches a full course on this subject each year during winter term at Harvard Law School. He is a member of the Institute of Medicine of the National Academy of Sciences, and has served on the IOM Executive Committee. Mr. Hutt also serves on the boards of directors of Favrille, Inc., Introgen Therapeutics, Inc., Ista Pharmaceuticals, Momenta Pharmaceuticals, Inc. and Phase Forward. Mr. Hutt also serves on a wide variety of academic and scientific advisory boards and on the boards of directors of several private companies. Mr. Hutt has served on the IOM Roundtable for the Development of Drugs and Vaccines Against AIDS, the Advisory Committee to the Director of the National Institutes of Health, the National Academy of Sciences Committee on Research Training in the Biomedical and Behavioral Sciences, the NIH Advisory Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President’s Cancer Panel of the National Cancer Institute at the request of former President Bush, and five Office of Technology Assessment advisory panels. Mr. Hutt has twice been a councilor of the

Society for Risk Analysis and is presently Legal Counsel to the Society as well as the American College of Toxicology. Mr. Hutt earned a B.A. degree from Yale University, an LL.B. from Harvard University and an L.L.M. from New York University.

Thomas E. Shenk, Ph.D., has served as a director of the Company since December 2004. Dr. Shenk has been Elkins Professor of Molecular Biology at Princeton University since 1984 and is a world-renowned expert in virology and gene therapy with over 20 years of experience in the biopharmaceutical field. Dr. Shenk is a member of the National Academy of Sciences, the Institute of Medicine, the American Academy of Arts and Sciences and the American Academy of Microbiology. He is a past president of the American Society for Virology and past president of the American Society for Microbiology, and has published more than 225 scientific papers in various journals. Dr. Shenk is also a member of the boards of directors of Merck & Co., Inc. and Cell Genesys, Inc. Dr. Shenk, who trained as a postdoctoral fellow in molecular biology at Stanford Medical Center, received his B.S. in biology from the University of Detroit and his Ph.D. in microbiology from Rutgers University.

Directors Continuing in Office Until the 2007 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Thomas L. Gutshall	67	Chairman of the Board of Directors of Cepheid	1994
Kenneth B. Lee, Jr.	57	General Partner of Hatteras BioCapital	2002
Costa G. Sevastopoulos, Ph.D.	62	Independent Consultant	1992

Thomas L. Gutshall has served as a director of the Company since December 1994. Mr. Gutshall has served as Chairman of the board of directors of Cepheid, a diagnostics company, since 1996 and from August 1996 to April 2002, Mr. Gutshall also served as Chief Executive Officer of Cepheid. From September 1996 to December 2002, Mr. Gutshall served as a consultant to the Company, and from January 1995 to September 1996, he served as the Company’s President and Chief Operating Officer. From June 1989 until December 1994, Mr. Gutshall served as Executive Vice President at Syntex Corporation, a pharmaceutical and healthcare company. Mr. Gutshall serves on the boards of directors of several private companies. Mr. Gutshall earned a B.S. degree in chemical engineering from the University of Delaware and completed the Executive Marketing Management Program at Harvard Business School.

Kenneth B. Lee, Jr., has served as a director of the Company since January 2002. Mr. Lee is a general partner of Hatteras BioCapital and an investment advisor to HBM BioCapital. Mr. Lee served as President of A.M. Pappas & Associates, an international life sciences venture development company, from January 2002 to June 2002. From September 1972 to December 2001, Mr. Lee was a partner and employee at Ernst & Young LLP and Ernst & Young Capital Advisors, LLC. While at Ernst & Young LLP, Mr. Lee served as head of their Health Sciences Investment Banking group from 2000 to 2001, as a Transaction Advisor of their Center for Strategic Transactions from 1997 to 2000, and as Co-Chairman of their International Life Sciences Practice from 1995 to 1997. Mr. Lee formerly served on the Emerging Companies Section of the Board of the Biotechnology Industry Organization and on the Board of the California Healthcare Institute. Mr. Lee currently serves on the boards of directors of Abgenix, Inc., Inspire Pharmaceuticals, Inc., Pozen Inc. and a private company. Mr. Lee also serves on the Board of Visitors of Lenoir-Rhyne College, the Board of the North Carolina Biotechnology Industry Organization and the Board of Visitors of the Lineberger Cancer Center of the University of North Carolina at Chapel Hill. Mr. Lee received a B.A. degree from Lenoir-Rhyne College and an M.B.A. degree from the University of North Carolina at Chapel Hill, and is a certified public accountant.

Costa G. Sevastopoulos, Ph.D., has served as a director of the Company since October 1992, and has served as a director of the Company’s wholly-owned subsidiary CV Therapeutics Europe Limited since April 2005. Since May 1994, Dr. Sevastopoulos has been an independent consultant and a limited partner of Delphi Ventures I and II, both venture capital partnerships. From April 1988 to April 1994, he served as a general partner of

Delphi BioVentures, a venture capital partnership, which he co-founded. Dr. Sevastopoulos earned a B.S. degree in physics from the University of Athens, Greece, an M.S. degree in electrical engineering from the California Institute of Technology, an M.B.A. degree from the European Institute of Business Administration in Fontainbleau, France, and a Ph.D. in molecular biology from the University of California at Berkeley.

Board Meetings, Independence and Committees

During the fiscal year ended December 31, 2004, the Board held four (4) meetings. During the fiscal year ended December 31, 2004, all directors attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member, respectively. Although the Company does not have a formal policy regarding attendance by members of the Board at its annual stockholder meeting, the Company encourages directors to attend and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its annual stockholder meeting to occur on the same day as a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement. For example, in 2004, the Company’s annual stockholder meeting occurred on May 26, 2004, but a Board meeting could not be scheduled for that same date. As a result one (1) director was able to attend the annual stockholder meeting in May 2004. For 2005, the Annual Meeting and a periodic meeting of the Board will occur on the same date.

The Board has determined that all of the members of the Board, other than Dr. Lange, are “independent” as that term is defined in the Nasdaq Marketplace Rules. Dr. Lange is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The Board has adopted a charter for each of the three standing committees.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter. During the fiscal year ended December 31, 2004, the Audit Committee was composed of three (3) non-employee directors, Messrs. Gutshall and Lee and Dr. McNeil. Mr. Lee served as Chair. The Audit Committee met twelve (12) times during the fiscal year ended December 31, 2004. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board has further determined that Mr. Lee is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The Compensation Committee determines salaries and incentive compensation, grants stock awards to executive officers and employees under the Company’s equity plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During the fiscal year ended December 31, 2004, the Compensation Committee was composed of three (3) non-employee directors, Messrs. Groom and Costa and Dr. Sevastopoulos. Dr. Sevastopoulos served as Chair. The Compensation Committee met four (4) times during the fiscal year ended December 31, 2004. The Board has determined that all of the members of the Compensation Committee are “independent” as defined in the Nasdaq Marketplace Rules.

Nominating Committee

The Nominating Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership and considers and recommends director nominees for approval by the Board and the stockholders. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. During the fiscal year ended December 31, 2004, the Nominating Committee was composed of two (2) non-employee directors, Mr. Costa and Dr. McNeil. Mr. Costa served as Chair. The Board has determined that each member of the Nominating Committee is “independent” as defined in the Nasdaq Marketplace Rules. During the fiscal year ended December 31, 2004, the Nominating Committee did not formally meet. However, at the September 2004 Board meeting the full Board (including a majority of the independent directors) considered multiple potential candidates for appointment to the Board, and the Chairman and CEO also discussed these candidates with the members of the Nominating Committee, all in connection with the eventual appointment of Dr. Shenk to the Board in December 2004.

The Company’s policy is for the Nominating Committee to consider stockholder recommendations for director nominee(s) that are submitted in accordance with the Company’s bylaws. The provisions of the Company’s bylaws relevant to stockholder submission of director nominee(s) are described in greater detail below. To date, the Company has not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating Committee considers the following factors:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the skills, experience and reputation of the potential nominee in relation to the capabilities already present on the Board;

•	the judgment and perspective developed through business experiences and/or educational endeavors;

•	the candidate’s ability to work with other members of the Board and management to further the Company’s goals and increase stockholder value; and

•	the ability to devote a sufficient amount of time to carry out the duties and responsibilities as a director.

The objective of the Nominating Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy the Nominating Committee will identify the desired skills and experience of a new nominee as outlined above. To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominee(s) or other communications to the Board or any individual director either c/o Secretary, Latham & Watkins LLP, 135 Commonwealth Avenue, Menlo Park, CA 94025, Attn: Alan C. Mendelson, Esq. or c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California, 94304, Attn: General Counsel and Assistant Secretary. All communications received will be reported to the Board or the individual directors, as appropriate. As required under the Company’s bylaws, any stockholder recommendation for director nominee(s) should include the candidate’s name and qualifications for

Board membership, the candidate’s age, business and residence addresses, principal occupation or employment, the number of shares of common stock of the Company beneficially owned by the candidate (if any), a description of all arrangements or understandings (if any) between the stockholder and each nominee or other person(s) pursuant to which the nomination(s) are to be made by the stockholder, and any other information relating to such nominee(s) that is required to be disclosed under the Exchange Act, including, without limitation, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, any such stockholder recommendation for director nominee(s) should include the stockholder’s name and address, the number of shares of common stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the recommendation, and any other information that is required to be provided by the stockholder pursuant to the Exchange Act. To be considered timely and properly brought before an annual meeting of stockholders, any such stockholder recommendation for director nominee(s) must be delivered to the Secretary or the Assistant Secretary no sooner than ninety (90) days and no later than sixty (60) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. For any such timely and properly brought stockholder recommendation for director nominee(s) to be included in the proxy statement and form of proxy for an annual meeting of stockholders, the stockholder must provide notice as required by the Exchange Act. For more information, please refer to “Stockholder Proposals” above.

Code of Ethics and Audit and Nominating Committee Charters

The Board has also adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. The latest copy of the Code of Ethics, as well as the charters of the Audit and Nominating Committees of the Board, are available in the Investor Relations section of the Company’s website at www.cvt.com.

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF THE 2000 EQUITY INCENTIVE PLAN

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the 2000 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of common stock available for grant under the Incentive Plan. If this Proposal 2 is approved by the stockholders, the Incentive Plan will become the primary vehicle for equity awards to the Company’s officers, employees, directors and consultants who provide significant services to the Company.

General

The Company believes that an employee equity compensation program is a necessary and powerful incentive and retention tool that aligns the interests of employees and stockholders and therefore benefits all stockholders. Approval of this Proposal 2 is intended to enable the Company to achieve the following important objectives:

•	To maintain an adequate share reserve and reasonable dilution level under the Company’s primary stock awards plan. As of March 31, 2005 only 359,497 shares remain available for grant under the Incentive Plan and only 20,335 shares remain available for grant under the CV Therapeutics, Inc. Non-Employee Directors’ Plan (the “Directors’ Plan”). Company management believes those share reserves are insufficient to meet the Company’s needs, and also believes that the degree of stockholder dilution attributable to its equity compensation programs is reasonable. As of December 31, 2004, the Company had 34,634,727 shares of common stock outstanding, options outstanding to purchase 6,254,051 shares of common stock, and 11,831,420 shares of common stock reserved in connection with issuances of convertible debt, for an aggregate total of 52,720,198 shares of common stock. The additional 2,000,000 shares of common stock that would be reserved under the Incentive Plan as part of this Proposal 2 would constitute less than four percent (4%) of this aggregate total.

•	To be able to attract, hire, retain and motivate the highest caliber of high skilled employees and directors in a critical time period of rapid change at the Company. The Company is presently in the process of hiring its first national cardiovascular specialty sales force, in connection with the Company’s first commercialization of an approved product under a co-promotion arrangement with Solvay Pharmaceuticals, Inc. signed in December 2004. In connection with these commercialization efforts and on-going development of other products in its portfolio, the Company is experiencing rapid growth and expects to approximately double its headcount this year. Equity compensation remains a significant component of compensation in the biopharmaceutical industry, and the Company believes that its ability to provide equity compensation comparable to that offered by other biopharmaceutical companies is a critical factor in being able to compete to attract, retain and motivate the highly skilled employees and directors that the Company needs to make a successful transition from a company with a primary focus on research and development to a company that also commercializes biopharmaceutical products. Moreover, a significant portion of outstanding options granted by the Company have exercise prices higher than the price of the Company’s common stock (in many cases significantly higher), despite the fact that the Company’s stock price appreciated by over fifty percent (50%) in 2004. For example, as of December 31, 2004, based on a closing price of $23.00 per share, options to purchase an aggregate total of 3,358,079 shares of common stock had higher exercise prices (in many cases, with exercise prices significantly higher than the Company’s stock price). This situation makes it challenging to retain key employees, and thereby puts the achievement of critical Company goals at risk. In light of these factors, Company management believes that if an adequate share reserve is not available under the Company’s primary stock awards plan, the Company’s ability to meet its near-term goals could be significantly adversely impacted.

•	To maintain a competitive and flexible stock-based incentive program that encourages employee share ownership, links equity awards to Company performance and aligns the interests of employees, directors and stockholders. The Incentive Plan provides for various types of equity awards: incentive and nonstatutory stock options, restricted stock and restricted stock units, and stock appreciation rights. The variety of stock awards available under the Incentive Plan affords the Company the flexibility to design stock awards that link employee and Company performance, align employee and stockholder interests and adapt equity compensation to business conditions and/or competitive changes in compensation practices. At this time, the Company believes that stock options priced at the fair market value of the common stock on the date of grant strongly align employee and director interests with Company performance and stockholder interests. However, in addition to stock option grants, the Incentive Plan allows the Company to use other forms of equity compensation, and the Company has done so. For example, in January 2005 in lieu of stock option grants the Compensation Committee approved a broad-based grant of restricted stock units to employees, which utilized fewer shares than comparable stock option grants would have required, thereby lessening the maximum potential dilutive impact, and also increased employee ownership of the Company.

•	To utilize corporate governance and compensation best practices. As described in greater detail below, the Incentive Plan includes several provisions intended to protect stockholders and reflect corporate governance best practices. For example, the Incentive Plan does not permit the Board, without stockholder approval, to amend the terms of any outstanding award under the Incentive Plan to reduce its exercise price or cancel and replace any outstanding award with grants having a lower exercise price. In addition, the Incentive Plan does not have an evergreen feature to provide for annual automatic replenishment of available shares without stockholder approval.

Specifics Regarding this Proposal 2

Under this Proposal 2, if approved by the stockholders, the Incentive Plan will be amended (i) to make available for issuance under the Incentive Plan 20,335 shares of common stock previously reserved and available for issuance under the Directors’ Plan as of March 31, 2005, and transfer to the Incentive Plan all shares of common stock that would become available for issuance under the Directors’ Plan in the future in connection with the expiration or termination of options granted under the Directors’ Plan that are not exercised in full, and (ii) to increase the number of shares of common stock reserved for issuance under the Incentive Plan (the “Awards Pool”) by an additional 2,000,000 shares, for an aggregate total increase of 2,020,335 shares under this Proposal 2 (as well as that number of shares of common stock that would become available for issuance under the Incentive Plan to the extent that options granted under the Directors’ Plan are not exercised in full).

In 2004, the Board and stockholders approved an amendment to the Incentive Plan to terminate the Company’s 2000 Nonstatutory Incentive Plan (the “Terminated Plan”) and increase the share reserve under the Incentive Plan (which then equaled 2,450,000 shares of common stock) to include (i) that number of shares of common stock available for issuance as of March 29, 2004 under the Terminated Plan (not to exceed 404,685 shares of common stock) and (ii) all shares of common stock that would have again become available for issuance under the Terminated Plan in the future in connection with the expiration or termination of options granted under the Terminated Plan that are not exercised in full. Outstanding options previously granted under the Terminated Plan continue to remain outstanding.

Subject to and upon approval of this Proposal 2 by the stockholders, the Directors’ Plan will terminate as to any future awards thereunder, and common stock that may be issued as stock awards under the Incentive Plan may not exceed in the aggregate the sum of (i) 2,450,000 shares of common stock previously reserved under the Incentive Plan prior to the 2004 Board and stockholder approvals described above, (ii) as approved in 2004 as described above, that number of shares of common stock available for issuance as of March 29, 2004 under the Terminated Plan (not to exceed 404,685 shares of common stock) and all shares of common stock that would have again become available for issuance under the Terminated Plan in the future in connection with the expiration or termination of options granted before March 29, 2004 under the Terminated Plan, (iii) an additional 2,000,000 shares of common stock as provided in this Proposal 2, (iv) that number of shares of common stock available for issuance as of March 31, 2005 under the Directors’ Plan (not to exceed 20,335 shares of common stock), and (v) all shares of common stock that would have again become available for issuance under the Directors’ Plan in the future in connection with the expiration or termination of options granted before March 31, 2005 under the Directors’ Plan. As of March 31, 2005, under the Incentive Plan options to purchase an aggregate total of 2,414,287 shares of common stock were outstanding, and as explained in greater detail below, restricted stock awards for an aggregate total of 491,168 shares of common stock were outstanding (as well as stock appreciation rights for which no shares are reserved). In addition, as of March 31, 2005, under the Director’s Plan options to purchase an aggregate total of 420,300 shares of common stock were outstanding, all of which have been granted to non-employee directors of the Company, and under the Terminated Plan options to purchase an aggregate total of 2,891,196 shares of common stock were outstanding. If this Proposal 2 is approved by the stockholders, outstanding options previously granted under the Directors’ Plan will continue to remain outstanding. For a more detailed description of equity compensation awarded to non-employee directors, see below under “Executive Compensation—Director Compensation”.

If this Proposal 2 is not approved by the stockholders, as of March 31, 2005 only 359,497 shares remain available for grant under the Incentive Plan and only 20,335 shares remain available for grant under the Directors’ Plan. As a result, a failure to approve this Proposal 2 could compromise the Company’s ability to attain key near-term goals such as the commercialization of the Company’s first product under its co-promotion arrangement and the further development of products in the Company’s pipeline, including its lead clinical product ranolazine.

As of March 31, 2005, options to purchase an aggregate total of 2,414,287 shares of common stock were outstanding under the Incentive Plan. As of March 31, 2005 under the Incentive Plan, (i) the Company had granted options to purchase an aggregate total of 1,632,811 shares of common stock to its current executive officers, as a group (including options to purchase an aggregate total of 177,811 shares of common stock granted to a former executive officer who continues to be able to exercise these options as a consultant to the Company); (ii) the Company had granted options to purchase an aggregate total of 781,476 shares of common stock to all employees, other than its current executive officers, as a group; (iii) no options were granted to any non-employee directors, including the three (3) non-employee directors who are nominated for election at the Annual Meeting; and (iv) no options had been granted to any associate (as such term is defined in Rule 14a-1 under the Exchange Act) of any executive officer or director of the Company.

In January 2005, in lieu of option grants the Compensation Committee approved a broad-based grant of restricted stock units (“RSUs”) to Company employees under the Incentive Plan, and a grant of stock appreciation rights (“SARs”) to a limited number of Company employees under the Incentive Plan. As of March 31, 2005, an aggregate total of 491,168 shares of common stock had been granted in the form of RSUs under the Incentive Plan. The RSUs awarded in January 2005 have a number of features distinctive from the Company’s stock options grants to its employees. For example, the RSUs are subject to monthly vesting over four (4) years provided that the employee remains in continuous service, except that vesting will accelerate if the Company satisfies a performance milestone relating to the achievement of product revenues. These RSUs also provide that notwithstanding the monthly vesting schedule, distribution of vested shares of common stock is prohibited until the two (2)-year, three (3)-year and four (4)-year anniversaries of the January 2005 grant date. The RSUs foster employee ownership of the Company. As of March 31, 2005 under the Incentive Plan, an aggregate total of 135,000 shares of common stock had been granted in the form of RSUs to the Company’s current executive officers as a group, and an aggregate total of 356,168 shares of common stock had been granted in the form of RSUs to all employees as a group, other than the Company’s current executive officers. As of March 31, 2005, no RSUs had been granted to any non-employee directors, including the three (3) non-employee directors who are nominated for election at the Annual Meeting, and no RSUs had been granted to any associate (as such term is defined in Rule 14a-1 under the Exchange Act) of any executive officer or director of the Company.

As of March 31, 2005, an aggregate of 950,000 SARs had been granted under the Incentive Plan, all of which were granted in January 2005 to a limited number of Company employees. In contrast to the Company’s stock option grants to employees, which typically have a ten (10)-year term and are freely exercisable as to vested shares, the SARs granted in January 2005 have a number of distinguishing features, described in greater detail below, that make them potentially significantly less valuable, including a premium-priced base exercise price, a cap on allowable gains, measurement of the potential stock price increase using a volume-weighted average calculated over each trading day to minimize the risk of “windfall” gains, and cancellation of any portion of the SAR for which payment is not earned. Specifically, the January 2005 SAR grants were priced at a premium, with a base exercise price of $26.45, which equaled one hundred and fifteen percent (115%) of the fair market value of the Company’s common stock on the date of grant, and terminate if the employee’s continuous service to the Company ends. Twenty five percent (25%) of each SAR grant will be automatically exercised on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the January 2005 grant date, with an annual payment amount, if any, on each settlement date equal to the excess, if any, of the Company’s stock price on each settlement over the $26.45 base exercise price; in connection with each annual exercise, the Company’s stock price is calculated based on the volume-weighted average price over the preceding one (1)-year measurement period prior to the automatic exercise date. Moreover, the payment amount on each annual exercise is capped at $30 per share, and if no payment is owed on a given annual exercise, that portion of the SAR is canceled. As of March 31, 2005, under the Incentive Plan, an aggregate total of 400,000 SARs had been granted to the Company’s current executive officers, as a group, and an aggregate total of 550,000 SARs were granted to all employees, other than its current executive officers, as a group. As of March 31, 2005, no SARs had been granted to any non-employee directors, including the three (3) non-employee directors who are nominated for election at the Annual Meeting, and no SARs had been granted to any associate (as such term is defined in Rule 14a-1 under the Exchange Act) of any executive officer or director of the Company. In connection with the January 2005 SAR grants under the Incentive Plan, there are no shares of common stock reserved because these awards may be settled, at the Company’s option, in cash, common stock or other property. The Company estimates that the maximum number of shares that could be used in settlement of these SAR awards, if the Company decides to settle the SAR awards using only shares, is 504,872 shares of common stock, assuming that the maximum $30 per share amount is owed on each of the four (4) annual exercises and that the Company’s stock price on each settlement date equals or exceeds the volume-weighted average price calculated for the measurement period.

As of March 31, 2005 under all of the Company’s equity plans taken as a whole (including under the Incentive Plan, the Directors’ Plan, the 2004 Employment Commencement Plan, which is described in greater detail below in “Executive Compensation—Equity Compensation Plan Information,” and the 2000 Nonstatutory Incentive Plan, which was terminated in May 2004 as described above), options covering an aggregate of 6,747,575 shares of common stock were outstanding (with a weighted average exercise price of $26.64 and a weighted average remaining term of 7.05 years), restricted stock awards covering an aggregate of 491,168 shares of common stock were outstanding (with a weighted average exercise price of zero and a weighted average remaining term of 3.68 years), and 444,132 shares of common stock remained available for future grant. As of April 11, 2005, the closing sale price of the Company’s common stock on the Nasdaq National Market was $20.36 per share.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment and restatement of the Incentive Plan. A copy of the amended and restated Incentive Plan is included as Appendix A to this proxy statement.

The Board Recommends a Vote in Favor of Proposal 2.

The material terms of the Incentive Plan are outlined below:

General

If this Proposal 2 is approved by the stockholders, common stock that may be issued as stock awards under the Incentive Plan may not exceed in the aggregate the sum of (i) 2,450,000 shares of common stock previously reserved under the Incentive Plan prior to the 2004 Board and stockholder approvals described above, (ii) as approved in 2004 as described above, that number of shares of common stock available for issuance as of March 29, 2004 under the Terminated Plan (not to exceed 404,685 shares of common stock) and all shares of common stock that would have again become available for issuance under the Terminated Plan in the future in connection with the expiration or termination of options granted before March 29, 2004 under the Terminated Plan, (iii) an additional 2,000,000 shares of common stock as provided in this Proposal 2, (iv) that number of shares of common stock available for issuance as of March 31, 2005 under the Directors’ Plan (not to exceed 20,335 shares of common stock), and (v) all shares of common stock that would have again become available for issuance under the Directors’ Plan in the future in connection with the expiration or termination of options granted before March 31, 2005 under the Directors’ Plan. The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units and/or stock appreciation right (collectively, “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information,” below, for a discussion of the tax treatment of awards.

Purpose

The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to obtain stock in the Company in order to assist in retaining the services of such persons, secure and retain the services of persons capable of filling such positions and provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two (2) members of the Board. In the discretion of the Board, a committee may consist solely of two (2) or more outside directors in accordance with Section 162(m) of the Code or solely of two (2) or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. The Board also may delegate to a committee of one (1) or more members of the Board who are not outside directors or non-employee directors the power to grant awards to persons who are not officers or directors of the Company.

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1.0 million. The regulations under Section 162(m) require that the directors who serve as members of the committee described above must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act. As noted above, the Board has delegated administration of the Incentive Plan to the Compensation Committee, all the members of which are “outside directors.”

The grant of any award to a non-employee director under the Incentive Plan shall be made by the Board pursuant to a written non-discretionary formula established by the Compensation Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of the award. The non-employee director equity compensation policy shall set forth the type of stock award(s) to be granted to non-employee directors, the number of shares of common stock to be subject to non-employee director stock awards, the conditions on which such stock awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Compensation Committee (or its successor) determines in its discretion. As discussed in greater detail below under “Executive Compensation—Director Compensation,” in April 2005 the Board approved a non-employee director equity compensation policy pursuant to which non-employee directors automatically receive grants of stock awards under the Incentive Plan.

Eligibility

All of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan. Incentive stock options may be granted under the Incentive Plan only to employees of the Company (including officers) and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan. The grant of any award under the Incentive Plan to a non-employee director shall be made by the Board pursuant to a written, non-discretionary formula established by the Compensation Committee, as set forth in greater detail above, and under “Executive Compensation—Director Compensation” below. As of April 4, 2005, the Company had 308 employees and eight (8) non-employee directors eligible to participate in the Incentive Plan.

No incentive stock option may be granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least one hundred and ten percent (110%) of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five (5) years from the date of grant. Under the Incentive Plan, no incentive stock option may be granted to an employee which, when aggregated with all other incentive stock options granted to that employee by the Company or any parent or subsidiary, would result in shares with an aggregate fair market value (determined on the date of grant) exceeding $100,000 becoming first available for purchase upon exercise of incentive stock options in any calendar year. Any stock options in excess of such amount shall be treated as nonstatutory stock options. In addition, no employee may be granted options, restricted stock, restricted stock units or stock appreciation rights under the Incentive Plan covering more than 500,000 shares of common stock during any calendar year.

Stock Subject to the Incentive Plan

Subject to stockholder approval of this Proposal 2, the number of shares of common stock reserved for issuance under the Incentive Plan shall not exceed in the aggregate the sum of (i) 2,450,000 shares of common stock previously reserved under the Incentive Plan prior to the 2004 Board and stockholder approvals described above, (ii) as approved in 2004 as described above, that number of shares of common stock available for issuance as of March 29, 2004 under the Terminated Plan (not to exceed 404,685 shares of common stock) and all shares of common stock that would have again become available for issuance under the Terminated Plan in the future in connection with the expiration or termination of options granted before March 29, 2004 under the Terminated Plan, (iii) an additional 2,000,000 shares of common stock as provided in this Proposal 2, (iv) that number of shares of common stock available for issuance as of March 31, 2005 under the Directors’ Plan (not to exceed 20,335 shares of common stock), and (v) all shares of common stock that would have again become available for issuance under the Directors’ Plan in the future in connection with the expiration or termination of options granted before March 31, 2005 under the Directors’ Plan. If options granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock again becomes available for reissuance under the Incentive Plan.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price, Payment.    The exercise price of incentive stock options may not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), the exercise price of incentive stock options may not be less than one hundred and ten percent (110%) of such fair market value. The exercise price of nonstatutory stock options may not be less than the par value of the common stock subject to the option on the date of the grant; provided, however, that no more than five percent (5%) of the shares of common stock reserved for issuance under the Incentive Plan during its term may be issued upon exercise of nonstatutory stock options granted with an exercise price that is less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date of grant. Notwithstanding the foregoing, a nonstatutory stock option may be granted with an exercise price lower than that set forth in the preceding sentence if such nonstatutory stock option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the Board’s discretion, (i) by delivery of other common stock of the Company or (ii) in any other form of legal consideration acceptable to the Board.

Option Exercise.    Options granted under the Incentive Plan may become vested and exercisable in cumulative increments as determined by the Board. The Company generally grants options that vest over four (4) years during the optionholder’s employment by the Company or an affiliate (collectively, “service”), although the vesting period of a specific grant may vary. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned common stock of the Company or by a combination of these means.

Term.    Options under the Incentive Plan have a maximum term of ten (10) years, except in certain cases when the maximum term is five (5) years (see “Eligibility” above). Options under the Incentive Plan generally terminate three (3) months after termination of the optionholder’s service unless (i) such termination is due to the optionholder’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within twelve (12) months of such termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within three (3) months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within eighteen (18) months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service.

An optionholder’s option agreement may provide that if the exercise of the option following the termination of the optionholder’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three (3) months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

Terms of Restricted Stock Awards and Restricted Stock Units

The following is a description of the permissible terms of restricted stock awards and restricted stock units under the Incentive Plan. Individual awards of restricted stock or restricted stock units, which are typically made pursuant to an agreement with the Company (a “restricted stock agreement”), may be more restrictive as to any or all of the permissible terms described below. For example, see the description above of the January 2005 grants of restricted stock units to employees of the Company.

Purchase Price, Payment.    Restricted stock and restricted stock units may be issued with or without a purchase price. The purchase price, if any, under a restricted stock agreement may be any amount determined by the Board. The Board may award restricted stock or restricted stock units without requiring the payment of a purchase price.

The purchase price of stock acquired pursuant to a restricted stock agreement under the Incentive Plan must be paid either in cash at the time of issuance of the common stock or, at the Board’s discretion, in any other form of legal consideration acceptable to the Board.

Vesting.    Shares of restricted stock or restricted stock units sold under the Incentive Plan shall be subject to a vesting schedule or a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board, provided that the vesting period shall not be less than three (3) years unless based upon performance milestones, in which event it shall not be less than one (1) year. The common stock issuable under a restricted stock unit will not be issued until the restricted stock unit has vested. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan only under extraordinary circumstances, such as the death, disability or divorce of the participant, a change in the Company’s corporate structure or a change of control of the Company. Restricted stock or restricted stock units granted to a “covered employee” under Section 162(m) of the Code may, as determined by a committee of the Board consisting of “outside directors,” have its vesting linked to one or more performance criteria.

Terms of Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted under the Incentive Plan in connection with stock options or other awards, or separately. SARs granted by the Board typically will provide for payments, if any, to the holder based upon increases in the price of the Company’s common stock over the base price of the SAR. SARs granted by the Board in connection with stock options or other awards typically will provide for payments, if any, to the holder based upon increases in the price of our common stock over the exercise price of the related option or other awards. The exercise price of a SAR may not be less than one hundred percent (100%) of the fair market value of the stock on the date of grant. The Board in its sole discretion may provide that a SAR may be exercised subsequent to a termination of employment or service, as applicable or following a change of control of the Company, or because of the participant’s retirement, death, disability or otherwise. The Board may elect to pay SARs in cash, in shares of common stock, other property or in a combination thereof. Individual awards of SARs, which are typically made pursuant to an agreement, may be more restrictive as to any or all of the permissible terms described herein. For example, see the description above of the January 2005 grants of SARs to a limited number of employees of the Company.

Restrictions on Transfer

An optionholder may only transfer an incentive stock option by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an incentive stock option. Nonstatutory stock options are transferable only to the extent provided in the individual option agreement. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Rights under a restricted stock or restricted stock unit agreement or stock appreciation rights agreement may be transferred only if expressly authorized by the terms of the applicable restricted stock agreement.

Performance Criteria

Awards under the Incentive Plan may be designed to constitute “performance based compensation” for purposes of Section 162(m) of the Code. Specifically, at the Board’s discretion, it may condition the grant or vesting of awards on the attainment of individual or company-wide performance goals. In doing so, the Board may select performance factors based on measures, including but not limited to the following criteria, for purposes of determining whether performance goals relating to awards have been satisfied:

•	net earnings (either before or after interest, taxes, depreciation and amortization),

•	net losses,

•	sales or revenues,

•	operating earnings,

•	operating cash flow,

•	return on net assets,

•	return on stockholders’ equity,

•	return on assets,

•	return on capital,

•	stockholder returns,

•	gross or net profit margins,

•	earnings per share,

•	price per share of common stock,

•	market share, and/or

•	corporate or individual goals relating to the Company’s research, development, clinical, regulatory, operational, marketing or compliance programs.

The above criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Adjustment Provisions

If any change is made in the stock subject to the Incentive Plan, or subject to any award granted under the Incentive Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination or exchange of shares, change in corporate structure or other transaction), the Incentive Plan and outstanding awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Incentive Plan and the class(es), number of shares and price per share of stock subject to outstanding awards.

Effect of Certain Corporate Events

The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, then all outstanding awards shall terminate immediately prior to such event.

In the event of a Change of Control (as defined below), each outstanding award under the Incentive Plan shall automatically be fully vested and/or exercisable with respect to all of the shares of common stock subject thereto no later than five (5) business days before the closing of such Change of Control. In addition, to the extent permitted by law, any surviving or acquiring corporation may assume any awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. In the event any surviving or acquiring corporation does not assume such awards or substitute similar awards for those outstanding under the Incentive Plan, then the awards shall terminate if not exercised at or prior to such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

For purposes of the Incentive Plan, “Change of Control” means: (i) a sale of substantially all of the Company’s assets; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which stockholders immediately before the transaction have equal or greater stock voting power immediately after the transaction); (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted into other property by virtue of the merger (other than a reverse merger in which stockholders immediately before the merger have greater stock voting power immediately after the merger); or (iv) any transaction or series of related transactions in which more than fifty percent (50%) of the Company’s voting power is transferred.

No Repricing of Awards

The Incentive Plan does not permit the Board, without stockholder approval, to amend the terms of any outstanding award under the Incentive Plan to reduce its exercise price or cancel and replace any outstanding award with grants having a lower exercise price.

Duration, Amendment and Termination

Without stockholder approval or ratification, the Board may suspend or terminate the Incentive Plan at any time or from time to time. The Incentive Plan will terminate on March 31, 2014, unless terminated sooner.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if such amendment (i) increases the number of shares of common stock reserved for issuance under the Incentive Plan, (ii) expands the class of eligible participants under the Incentive Plan, (iii) materially increases the benefits available under the Incentive Plan, or (iv) is an amendment for which stockholder approval is necessary in order for the Incentive Plan to satisfy Section 422 of the Code, Rule 16b-3 of the Exchange Act or any applicable Nasdaq Stock Market or securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including but not limited to amendments intended to satisfy the requirements of Section 162(m) of the Code regarding excluding performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a general summary under current law of the material federal income tax consequences to us and participants in the Incentive Plan with respect to the grant and exercise of awards under the Incentive Plan. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice. All participants should consult their own tax advisor as to the specific tax consequences of participating in the Incentive Plan.

Incentive Stock Options.    Incentive stock options granted under the Incentive Plan are intended to be eligible for the favorable tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one (1) year.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one (1) year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Nonstatutory Stock Options, Restricted Stock Awards and Restricted Stock Units.    Nonstatutory stock options, restricted stock awards and restricted stock units granted under the Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price, if any. However, to the extent the stock issued upon exercise of a nonstatutory option or subject to a restricted stock or restricted stock unit award is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects under Section 83(b) of the Code to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash or property in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the participant recognizes as ordinary income.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Stockholders are requested in this Proposal 3 to ratify the selection of Ernst & Young LLP as the Company’s independent auditors, for the fiscal year ending December 31, 2005. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 3.

The Board Recommends a Vote in Favor of Proposal 3.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be properly presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 28, 2005 by: (i) each stockholder who is known by the Company based on publicly available records to own beneficially more than five percent (5%) of the Company’s common stock; (ii) the named executive officers; (iii) each director; and (iv) all of the Company’s directors and executive officers, as a group. The address for each director and executive officer listed in the table below is c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California 94304.

	Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent of Total
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	3,773,323	10.48%
FMR Corp. (2) 82 Devonshire Street Boston, Massachusetts 02109	3,262,200	9.06%
Delaware Management Holdings (3) 2005 Market Street Philadelphia, PA 19103	2,576,600	7.15%
Mazama Capital Management, Inc. One S.W. Columbia, Suite 1500 Portland, Oregon 97258	2,396,308	6.65%
Pioneer Global Asset Management S.p.A. Galleria San Carlo 6 20122 Milan, Italy	1,897,664	5.27%
Louis G. Lange, M.D., Ph.D. (4)	672,926	1.87%
Brent K. Blackburn, Ph.D. (5)	270,237	*
Santo J. Costa (6)	46,875	*
John Groom (7)	46,875	*
Thomas L. Gutshall (8)	82,086	*
Peter Barton Hutt (9)	57,375	*
Kenneth B. Lee, Jr. (10)	47,450	*
Barbara J. McNeil, M.D., Ph.D. (11)	59,175	*
Costa G. Sevastopoulos, Ph.D. (12)	75,018	*
Thomas E. Shenk, Ph.D. (13)	2,777	*
Daniel K. Spiegelman (14)	249,346	*
Tricia Borga Suvari, Esq. (15)	170,992	*
Andrew A. Wolff, M.D. (16)	250,856	*
All directors and executive officers as a group (13 persons) (17)	2,031,988	5.64%

*	Represents beneficial ownership of less than one percent (1%).

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of February 28, 2005 (or April 29, 2005). Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, all persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentages of beneficial ownership are based on 36,021,006 shares of common stock outstanding as of February 28,

2005, adjusted as required by rules promulgated by the Commission. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within sixty (60) days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,262,200 shares, or 9.06% of the Company’s outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 3,244,700 shares, or 9.00% of the Company’s outstanding common stock. Fidelity Growth Company Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose of the 3,262,200 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson III owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson III is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	Lincoln National Corp. is the ultimate parent of Delaware Management Holdings, a group which includes Delaware Group Equity Funds I, Delaware Group Equity Funds II, Delaware Group Equity Funds III, Delaware Group Equity Funds IV, Delaware Group Equity Funds V, Delaware Group Income Funds, Delaware Group Limited-Term Government Funds, Delaware Group Cash Reserve, Delaware Group Government Fund, Delaware Group State Tax-Free Income Trust, Delaware Group Tax-Free Fund, Delaware Group Global & International Funds, Delaware Group Tax-Free Money Fund, Delaware Group Adviser Funds, Delaware VIP Trust (Formerly Delaware Group Premium Fund), Delaware Pooled Trust, Delaware Group Foundation Funds, Delaware Investments Dividend and Income Fund, Inc., Delaware Investments Global Dividend and Income Fund, Inc., Voyageur Insured Funds, Voyageur Intermediate Tax Free Funds, Voyageur Investment Trust, Voyageur Mutual Funds, Voyageur Mutual Funds II, Voyageur Mutual Funds III, Voyageur Tax-Free Funds, Delaware Investments Arizona Municipal Income Funds, Inc., Delaware Investments Colorado Insured Municipal Income Fund, Inc., Delaware Investments Florida Insured Municipal Income Fund, Delaware Investments Minnesota Municipal Income Fund, Inc., Delaware Investments Minnesota Municipal Income Fund II, Inc., Delaware Investments Minnesota Income Municipal Fund III, Inc., Delaware Management Business Trust, and Delaware Management Holdings, Inc.

(4)	Includes 556,165 shares issuable upon the exercise of options as of April 29, 2005. Also includes 7,500 shares held in The Louis Lange Family Trust and 2,500 shares held by minors in Dr. Lange’s household. Dr. Lange disclaims beneficial ownership of the shares held in The Louis Lange Family Trust, except to the extent of his pecuniary interests therein.

(5)	Includes 260,331 shares issuable upon the exercise of options as of April 29, 2005.

(6)	Represents shares issuable upon the exercise of options as of April 29, 2005.

(7)	Represents shares issuable upon the exercise of options as of April 29, 2005.

(8)	Includes 69,875 shares issuable upon the exercise of options as of April 29, 2005. Also includes 8,997 shares held in the Gutshall Family Trust DTD 3-7-90.

(9)	Includes 54,375 shares issuable upon the exercise of options as of April 29, 2005.

(10)	Includes 46,875 shares issuable upon the exercise of options as of April 29, 2005.

(11)	Includes 56,675 shares issuable upon the exercise of options as of April 29, 2005.

(12)	Includes 74,375 shares issuable upon the exercise of options as of April 29, 2005.

(13)	Represents shares issuable upon the exercise of options as of April 29, 2005.

(14)	Includes 226,498 shares issuable upon the exercise of options as of April 29, 2005.

(15)	Includes 164,498 shares issuable upon the exercise of options as of April 29, 2005.

(16)	Includes 242,811 shares issuable upon the exercise of options as of April 29, 2005. Dr. Wolff is no longer an employee of the Company, but is a named executive officer pursuant to the rules and regulations promulgated by the Commission.

(17)	Includes 1,849,005 shares issuable upon the exercise of options held by all directors and executive officers as of April 29, 2005. See footnotes (4)–(16).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with.

MANAGEMENT

Executive Officers

The names of the Company’s chief executive officer and each of our other executive officers as of the end of the last fiscal year, and their ages as of February 28, 2005 are as follows:

Name	Age	Position
Louis G. Lange, M.D., Ph.D.	56	Chairman of the Board and Chief Executive Officer
Daniel K. Spiegelman	46	Senior Vice President and Chief Financial Officer
Brent K. Blackburn, Ph.D.	44	Senior Vice President, Drug Discovery and Development
Tricia Borga Suvari, Esq.	44	Vice President, General Counsel and Assistant Secretary

Daniel K. Spiegelman has served as Senior Vice President and Chief Financial Officer for the Company since September 1999. From January 1998 to September 1999, Mr. Spiegelman served as Vice President and Chief Financial Officer for the Company. From 1991 until 1998, Mr. Spiegelman was employed by Genentech, Inc., a biotechnology company, holding various positions in the treasury department, including the position of Treasurer from 1996 to 1998. Mr. Spiegelman is a member of the board of directors of Xcyte Therapies, Inc. Mr. Spiegelman holds a B.A. in Economics from Stanford University and an M.B.A. from Stanford Graduate School of Business.

Brent K. Blackburn, Ph.D., has served as Senior Vice President, Drug Discovery and Development for the Company since January 2004. From January 2002 until January 2004, Dr. Blackburn served as Senior Vice President, Drug Discovery and Pre-Clinical Development for the Company. From June 2000 until January 2002, Dr. Blackburn served as Vice President, Drug Discovery and Pre-Clinical Development for the Company. From September 1997 until June 2000, Dr. Blackburn served as Vice President, Developmental Research for the Company. From 1989 until 1997, Dr. Blackburn served in the Research Department at Genentech, Inc., a biotechnology company. From 1993 to 1997, Dr. Blackburn also served as the project team leader for the oral GPII(b)III(a) antagonist project, a cardiovascular product, in the development department at Genentech. Dr. Blackburn holds a B.S. in Chemistry from Texas Christian University and a Ph.D. in Chemistry from the University of Texas in Austin.

Tricia Borga Suvari, Esq., has served as Vice President, General Counsel and Assistant Secretary for the Company since May 2000. From 1991 until 2000, Ms. Suvari was employed by Genentech, Inc., a biotechnology company, holding various positions in the legal department. From 1988 until 1991, Ms. Suvari was employed by the law firm Irell & Manella LLP in Los Angeles. Ms. Suvari holds a B.S. in Geology and Geophysics from Yale College and a J.D. from Harvard Law School.

See “Election of Directors—Directors Continuing in Office Until the 2006 Annual Meeting,” above, for a brief description of the educational background and business experience of Dr. Lange.

EXECUTIVE COMPENSATION

Director Compensation

During the fiscal year ended December 31, 2004, the Company’s non-employee directors received an annual retainer of $10,000 and a payment of $5,000 per meeting for each of the regularly scheduled meetings of the Board attended (or $500 if attendance was by telephone). Members of the Audit, Compensation and Nominating Committees receive an additional annual retainer of $5,000 for each committee on which the member serves, except that the chair of each of the Audit, Compensation and Nominating Committees receives an additional annual retainer of $10,000. Directors are also reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. For each Board member, the aggregate total annual retainer owed to such Board member is paid in semi-annual installments each year. Dr. Lange is not separately compensated for his services as a director.

Historically, each non-employee director of the Company has received stock option grants to purchase shares of common stock under the Company’s Directors’ Plan. Under this plan, during the fiscal year ended December 31, 2004, options to acquire 7,500 shares of common stock at an exercise price of $12.91 per share were granted to each non-employee member of the Board. In addition, Dr. Shenk received an option to purchase 25,000 shares of common stock at an exercise price of $21.53 per share upon his initial appointment to the Board in December 2004.

In April 2005 the Board terminated the Directors’ Plan, subject to approval of Proposal 2 above by the stockholders, and approved a non-employee director equity compensation policy (the “Non-Employee Director Equity Compensation Policy”), under which non-employee directors automatically receive grants of stock awards under the Incentive Plan. If Proposal 2 is approved by stockholders at the Annual Meeting, the Directors’ Plan will terminate with regard to any future awards and future non-employee director option grants will be made under the Incentive Plan pursuant to the terms and restrictions described below. The Compensation Committee is responsible for granting awards to non-employee directors pursuant to the Non-Employee Director Equity Compensation Policy, and also for specifying, with respect to any such stock awards, the terms and conditions on which such stock awards shall be granted, become exercisable and/or payable, and expire, and such other terms as the Compensation Committee shall determine in its discretion.

Under the Non-Employee Director Equity Compensation Policy, subject to approval of Proposal 2 above by the stockholders, all non-employee directors are to receive option grants on the same terms and conditions as those previously set forth in the Director’s Plan. Specifically, commencing with the Annual Meeting on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each non-employee director initially elected to be a non-employee director by the Board or stockholders of the Company shall, upon such initial election, automatically be awarded an option to purchase 25,000 shares of the common stock with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant (the “Initial Option”). Additionally, commencing with the Annual Meeting on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each existing non-employee director shall automatically be awarded an option to purchase 7,500 shares of common stock (the “Annual Replenishment Option”) with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant. A copy of the Non-Employee Director Equity Compensation Policy approved by the Board is included as Appendix B to this proxy statement.

Each Initial Option and Annual Replenishment Option shall be nonstatutory stock options subject to the terms and conditions of the Incentive Plan. Each Initial Option shall vest at the rate of 1/36th per month over thirty six (36) months from the date of grant of the Initial Option, and each Annual Replenishment Option shall vest at the rate of 1/12th per month over twelve (12) months from the date of grant. Furthermore, Initial Options and Annual Replenishment Options shall vest only during the optionholder’s Continuous Service (as defined in the Incentive Plan); provided, however, that the Compensation Committee has the power to accelerate the time during which an option may vest or be exercised.

Initial Options and Annual Replenishment Options will terminate upon the earlier of (i) ten (10) years after the date of grant or (ii) six (6) months after the date of termination of the optionholder’s Continuous Service (or such longer or shorter period as the Compensation Committee may specify), or, if the termination of Continuous Service is due to the optionholder’s death, eighteen (18) months after the date of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (or such longer or shorter period as the Compensation Committee may specify).

Except as otherwise determined by the Board, all other terms of the Initial Options and Annual Replenishment Options will be substantially similar to the terms of the options granted under the Incentive Plan to optionholders who are not non-employee directors, as described more fully in Proposal 2 above.

Please see “Proposal No. 2 Approval of the Amendment and Restatement of the 2000 Equity Incentive Plan,” for a description of the changes to the Incentive Plan for which approval is sought at the Annual Meeting.

Compensation of Executive Officers

The following table sets forth, for the fiscal years ended December 31, 2002, 2003 and 2004, certain compensation awarded or paid to, or earned by, the Company’s chief executive officer and each of the Company’s most highly compensated executive officers as of the end of the last fiscal year, including salary, bonuses, stock options and certain other compensation. The table also includes information for one other person, Dr. Andrew A. Wolff, who is no longer employed by the Company but who would have been among the four most highly compensated executive officers as of the end of the last fiscal year if he had been an executive officer at the time. We refer to these individuals elsewhere as the “named executive officers.”

Summary Compensation Table

	Annual Compensation				Other Annual Compensation (3)($)		Long-Term Compensation	All Other Compensation ($)
Name and Principal Position	Year	Salary (1)($)		Bonus ($)(2)			Securities Underlying Options (#)
Louis G. Lange, M.D., Ph.D. Chairman of the Board and Chief Executive Officer	2004 2003 2002	475,000 440,000 425,000		525,000 250,000 425,000	— 43,750 43,750	(4) (4)	— 175,000 175,000	13,000 10,000 9,500	(5) (6) (7)

Andrew A. Wolff, M.D.(8) Former Chief Medical Officer and Senior Vice President	2004 2003 2002	208,762 283,250 275,000	(9)	— 70,000 175,000	— — —		— 75,000 75,000	— 10,000 9,500	(6) (7)

Daniel K. Spiegelman Senior Vice President and Chief Financial Officer	2004 2003 2002	267,500 260,000 252,500		160,000 75,000 100,000	— 20,000 10,000	(4) (4)	— 75,000 75,000	13,000 10,000 9,500	(5) (6) (7)

Brent K. Blackburn, Ph.D. Senior Vice President, Drug Discovery and Development	2004 2003 2002	272,500 247,500 240,000		160,000 80,000 110,000	— 16,000 8,000	(4) (4)	— 75,000 75,000	13,000 10,000 9,500	(5) (6) (7)

Tricia Borga Suvari, Esq. Vice President, General Counsel and Assistant Secretary	2004 2003 2002	234,487 225,000 210,000		120,000 60,000 75,000	— — —		— 50,000 50,000	13,000 10,000 9,500	(5) (6) (7)

(1)	Includes amounts earned but deferred at the election of the executive, such as salary deferrals under the Company’s 401(k) Plan.

(2)

These bonus amounts do not include any amounts attributable to the Company’s Long-Term Incentive Plan, whose participants include named executive officers. The Company’s Long-Term Incentive Plan does not presently permit individual participants to elect to defer any of their compensation; however, the Company may make contributions to the Long-Term Incentive Plan with the approval of the Board. To date, the only contribution to the Long-Term Incentive Plan is a Company contribution in 2003. With respect to any Company contribution under the Long-Term Incentive Plan, each participant’s individual contribution amount is subject to vesting based on continued service to the Company, in accordance with the following schedule: 10% vests on the one (1)-year anniversary of the date the Company contribution is credited; 20% vests on the two (2)-year anniversary of the date the Company contribution is credited; and 70% vests on the three (3)-year anniversary of the date the Company contribution is credited. All Company contributions are distributable only upon certain specified future events pursuant to the terms of the Long-Term Incentive Plan. In the case of the 2003 Company contribution, 10% vested in January 2004, 20% vested in January 2005 and 70% will vest in January 2006, subject to continued service with the Company. With respect to each of the following named executive officers, such officer’s account was vested with the following respective amounts under our Long-Term Incentive Plan in January 2004: $18,000 for Dr. Lange, $9,000 for Mr. Spiegelman, $8,500 for Dr. Blackburn and $7,000 for Ms. Suvari. In connection with the termination of his employment with the Company, Dr. Wolff received a payment in the amount of $11,447, which consisted of the 10% then vested as credited for investment gains and losses while a participant in the Long-Term Incentive Plan.

(3)	As permitted under rules promulgated by the Commission, no amounts are shown for any named executive officer with respect to certain “perquisites” (such as imputed interest on loans at or below market value rates), where such amounts do not exceed the lesser of (i) ten percent (10%) of the sum of the amounts of Salary and Bonus for the named executive officer or (ii) $50,000.

(4)	Consists of loan amounts forgiven.

(5)	Consists of the Company’s matching contribution under the 401(k) Plan for 2004. For 2004, the Company made a discretionary matching contribution to all eligible participants in the Company’s 401(k) Plan in the form of cash and shares of common stock. All eligible participants in the 401(k) Plan were allocated this matching contribution on January 24, 2005, with the number of shares being allocated to participants’ accounts based on the closing price of the Company’s common stock on that date ($19.31 per share). Each of Dr. Lange, Mr. Spiegelman, Dr. Blackburn and Ms. Suvari received a matching contribution of 336 shares of common stock (with a value on the allocation date of $6,488 based on the price per share on such date) and $6,512 in cash. Dr. Wolff’s employment with the Company terminated in September 2004 and therefore he was not eligible for a matching contribution.

(6)	Consists of the Company’s matching contribution under the 401(k) Plan for 2003. For 2003, the Company made a discretionary matching contribution to all eligible participants in the Company’s 401(k) Plan in the form of shares of common stock. All eligible participants in the 401(k) Plan were allocated this matching contribution on January 13, 2004, with the number of shares being allocated to participants’ accounts based on the closing price of the Company’s common stock on that date ($14.67 per share). Each of Dr. Lange, Dr. Wolff, Mr. Spiegelman, Dr. Blackburn and Ms. Suvari received a matching contribution of 681 shares of common stock (with a value on the allocation date of $10,000 based on the price per share on such date).

(7)	Consists of the Company’s matching contribution under the 401(k) Plan for 2002. For 2002, the Company made a discretionary matching contribution to all eligible participants in the Company’s 401(k) Plan in the form of shares of common stock. All eligible participants in the 401(k) Plan were allocated this matching contribution on January 13, 2003, with the number of shares being allocated to participants’ accounts based on the closing price of the Company’s common stock on that date ($20.16 per share). Each of Dr. Lange, Dr. Wolff, Mr. Spiegelman, Dr. Blackburn and Ms. Suvari received a matching contribution of 471 shares of common stock (with a value on the allocation date of $9,500 based on the price per share on such date).

(8)	Dr. Wolff is no longer an employee of the Company as of September 2004, but is a named executive officer pursuant to the rules and regulations promulgated by the Commission.

(9)	Includes payment of accrued but unused vacation time in the amount of $1,115.

Option Grants in Last Fiscal Year

The Company presently grants options to its executive officers under the Incentive Plan, although in the past, the Company has granted options to its executive officers under the 1992 Stock Option Plan (the “1992 Plan”), the 1994 Equity Incentive Plan (the “1994 Plan”) and the 2000 Nonstatutory Incentive Plan. The 1992 Plan and the 1994 Plan terminated in May 2000; however, options outstanding at the time of the termination remain outstanding. As described above under Proposal 2, the 2000 Nonstatutory Incentive Plan was terminated in May 2004; however, options outstanding at the time of termination remain outstanding. As of February 28, 2005, options to purchase an aggregate of 5,946,813 shares were outstanding under the Incentive Plan, the 2000 Nonstatutory Incentive Plan, the 1994 Plan and the 1992 Plan, and options to purchase 859,576 shares remained available for grant under the Incentive Plan. During the fiscal year ended December 31, 2004, no grants of stock options were made to any of the named executive officers.

Aggregate Option Exercises in Fiscal 2004 and December 31, 2004 Option Values

The following table sets forth information for any options exercised by each of the named executive officers during the fiscal year ended December 31, 2004, and the number and value of securities underlying unexercised options held by each of the named executive officers at December 31, 2004:

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2004 Vested/Unvested (2)	Value of Unexercised In-the-Money Options at December 31, 2004 Vested/Unvested ($)(3)
Louis G. Lange, M.D., Ph.D.	500	1,555	508,249 / 291,251	1,947,875 / 1,440,750
Andrew A. Wolff, M.D.	—	—	242,811 / —	1,150,845 / —
Daniel K. Spiegelman	8,500	121,235	207,749 / 118,751	623,875 / 628,125
Brent K. Blackburn, Ph.D.	—	—	240,249 / 122,751	1,284,562 / 628,125
Tricia Borga Suvari, Esq.	—	—	150,832 / 84,168	182,700 / 428,700

(1)	Value realized is based on the fair market value of the Company’s common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2)	Reflects shares vested and unvested at December 31, 2004. Certain options granted under the Incentive Plan are immediately exercisable, but are subject to the Company’s right to repurchase unvested shares on termination of employment.

(3)	Based on the fair market value of the Company’s common stock at December 31, 2004 ($23.00 per share) minus the exercise price of the options.

Equity Compensation Plan Information

The Company has three (3) equity compensation plans that have been approved by the stockholders of the Company: the 2000 Equity Incentive Plan, the Non-Employee Directors’ Stock Option Plan and the Employee Stock Purchase Plan. The Company has had two (2) equity compensation plans that have not been approved by the stockholders of the Company: the 2000 Nonstatutory Incentive Plan and the 2004 Employment Commencement Incentive Plan. The 2000 Nonstatutory Incentive Plan was adopted before the current rules requiring stockholder approval of all equity plans went into effect, and was terminated in May 2004 as to any further grants thereunder, as described under Proposal 2 above. The 2004 Employment Commencement Incentive Plan was approved by the Board in December 2004 to provide for the grant of stock awards which are intended to be stand-alone inducement awards pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). Only newly hired employees who have not previously been an employee or director of the Company or an affiliate, or following a bona fide period of non-employment by the Company or an affiliate, are eligible to participate in the

2004 Employment Commencement Incentive Plan. Under applicable rules, the Company issues a press release in connection with grants under the 2004 Employment Commencement Incentive Plan. The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of the Company’s equity compensation plans, at December 31, 2004:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (1)	2,694,542	31.66	1,356,373
Equity Compensation Plans Not Approved by Security Holders	3,559,509	23.55	—

Total	6,254,051	27.04	1,356,373

(1)	Information for the Company’s Employee Stock Purchase Plan is included in the “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans” column only.

For a brief description of the material features of all of the Company’s equity compensation plans, please see note 12 to the Company’s financial statements for the fiscal year ended December 31, 2004.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2004, the Compensation Committee was composed of Santo J. Costa, John Groom and Costa G. Sevastopoulos, Ph.D. There are and were no interlocking relationships between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(*)

The Compensation Committee of the Board reviews and makes recommendations to the Board regarding approval of the Company’s executive compensation policies, determines the type and level of compensation for executive officers, reviews the performance of the Chief Executive Officer, and oversees the administration of the Company’s equity plans (including the Incentive Plan) and other executive compensation plans such as annual bonus plans. During the year ended December 31, 2004, the Compensation Committee consisted of the following non-employee directors: Santo J. Costa, John R. Groom and Costa G. Sevastopoulos, Ph.D. None of the Compensation Committee members is or has been at any time an officer, employee or consultant to the Company.

Among other duties, the Compensation Committee annually evaluates the performance, and determines the compensation, of the Company’s Chief Executive Officer and the other executive officers, based upon a combination of factors, including the Company’s accomplishments, individual performance and comparisons with other biotechnology and biopharmaceutical companies. The Compensation Committee meets at scheduled times during the year and holds additional meetings from time to time to review and discuss executive compensation issues. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers and Chief Executive Officer with regard to the compensation payable to such personnel for the fiscal year ended December 31, 2004.

Compensation Philosophy

The Company’s executive compensation policies are designed to achieve the following primary objectives: (1) to attract and retain the highest quality executives capable of leading the Company to achieve its business objectives; (2) to offer competitive compensation opportunities that reward individual contributions and corporate performance; and (3) to align the interests of executive officers and stockholders through long-term equity compensation in order to motivate executive officers to contribute to the long-term success and value of the Company for stockholders. The components of executive compensation used to support these objectives are base salary, potential annual bonus, as well as potential incentive compensation through stock options and stock ownership. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

The Compensation Committee also examines peer group compensation practices to set the Company’s executive officer compensation appropriately, based on individual and Company performance relative to peers. Companies examined for comparative purposes may, but need not, include those comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index, as well as some or all of the companies included in the market indices in the graph included under “Performance Measurement Comparison” in this proxy statement, labor market competitors and other companies regarded as having executive compensation best practices. Periodic reviews are undertaken of the comparative companies and their compensation practices, as well as review of comprehensive published biopharmaceutical and biotechnology compensation survey information.

Base Salary

The base salary component is designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in the biopharmaceutical industry. The base salary for each officer when newly hired is set on the basis of multiple factors, including the officer’s qualifications, experience, prior salary, whether there are competing offers, internal equity and the salary levels in effect for comparable positions within

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

the Company’s principal competitors. The executive officers’ salaries are targeted at the mid-range to the survey data. Year-to-year adjustments to each executive officer’s base salary are based upon individual performance for the year and changes in the general level of base salaries of persons in comparable positions within the industry. In January 2004, the Compensation Committee met to review and approve executive officer salary increases. After considering the factors above, the Chief Executive Officer’s input with respect to the executive officers (other than the Chief Executive Officer), and changes in responsibilities that took place during the year, the Compensation Committee approved salary increases resulting in the base salary levels as shown in “Summary Compensation Table” in this proxy statement.

Bonuses

Each year the Compensation Committee approves annual bonus goals, with associated weightings, and then evaluates the Company’s performance in general and against these pre-specified annual bonus goals in order to decide whether to award bonuses, if any, and to set bonus amounts. The pre-specified bonus goals typically include goals tied to research and development milestones, such as the initiation or completion of clinical studies, and also include other indications of Company performance, such as the progress of the Company’s commercial-readiness activities. At year end, the Compensation Committee approves the percent of goal achieved for each pre-specified goal, along with the overall percent of corporate goal achievement for purposes of annual bonus plan payouts. Evaluation of the goals necessarily involves a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors in evaluating Company and individual performance. These factors include, in order of importance, the Company’s accomplishments during the year (including assessment of performance against the annual bonus goals), the individual performance of each employee (including each executive officer), and comparison with other biotechnology and biopharmaceutical companies.

For 2004, all regular employees (including executive officers) of the Company were eligible to receive cash bonuses payable in 2005 based upon individual and corporate accomplishments in 2004, including assessment of performance against the pre-specified annual bonus goals. In December 2004, the Compensation Committee met and reviewed executive officer performance and Company performance against the goals established at the beginning of the year. The “Summary Compensation Table” in this proxy statement shows the bonuses earned by the executive officers in 2004 (which were paid in March 2005). The amounts of such bonuses for executive officers other than the Chief Executive Officer were based upon the recommendation of the Chief Executive Officer, subject to review and approval of the Compensation Committee. For 2004, the Compensation Committee determined that the Company met over eighty percent (80%) of its annual bonus goals for the year and also achieved other significant accomplishments, including the Company’s two (2) special protocol assessment agreements negotiated with the United States Food and Drug Administration for two key Phase III clinical trials of its lead clinical product ranolazine, the commencement of these two key clinical trials and completion of enrollment of one of them, the progress in conducting Phase III studies in the Company’s regadenoson program, progress in the Company’s research pipeline, the May 2004 $150 million convertible debt offering, the Company’s co-promotion agreement with Solvay Pharmaceuticals, Inc. signed in December 2004, and the performance of Company’s stock during the year (as the third best performing stock in the peer group and well above the median in that group).

Long-Term Incentives

The Compensation Committee periodically provides the Company’s executive officers and other employees with long-term incentive compensation. The Compensation Committee believes that these stock awards are a critical component of a competitive compensation package in the biopharmaceutical industry. The Compensation Committee also believes that stock awards effectively reward employees for Company success over time, and that providing stock awards to employees was a significant factor in recent Company achievements, as illustrated by stockholder returns over the past year. This is in part because stock awards provide the Company’s officers and other employees with the opportunity to purchase or receive and maintain an equity interest in the Company and share in the appreciation of the value of the Company’s common stock, thus directly motivating executives and other employees to maximize long-term stockholder value. The stock awards also utilize vesting period and/or distribution limitations, to encourage retention of key executives and other employees by the Company. Finally, equity awards align the interests of executive officers and other employees with those of stockholders, by providing a substantial economic stake in the long-term appreciation of the Company’s common stock.

The Compensation Committee is sensitive to the concerns of stockholders regarding the dilutive impact of stock options. Accordingly, the Company’s equity programs are designed to reflect an appropriate balance between dilution concerns and the Company’s need to remain competitive by recruiting and retaining highly performing employees.

During 2004, the Compensation Committee met several times to consider the objectives and strategy for the Company’s compensation programs over the next several years, including a review of available compensation tools and alternative incentives, the importance of long-term incentives, potential impacts and estimated costs, and other factors such as stockholder dilution, changes in accounting principles relating to equity awards, and the changing landscape of executive compensation. Based on its reviews, the Compensation Committee recommended mechanisms to provide alternative incentives besides stock option grants, including restricted stock unit grants, stock appreciation rights, and modifications to the Company’s discretionary match formula under its 401(k) plan. The Board adopted these recommendations, and in January 2005, in lieu of option grants the Compensation Committee approved a broad-based grant of restricted stock units (“RSUs”) to Company employees under the Incentive Plan, and a grant of stock appreciation rights (“SARs”) to a limited number of Company employees under the Incentive Plan. Further details regarding these grants and the specific design features of these stock awards are provided under Proposal 2, above.

To date, all stock awards granted to executive officers and employees have been granted with exercise prices equal to the fair market value of the Company’s common stock on the date of grant, except that the January 2005 SAR grants were priced at a premium to the then fair market value of the Company’s common stock. The Compensation Committee considers the grant of each award subjectively, considering factors such as the Company’s annual accomplishments, individual performance of employees (including each executive officer) and the past and anticipated future contribution to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years, including the number of unvested awards, are also taken into consideration. Equity awards to executive officers are shown in “Executive Compensation – Compensation of Executive Officers,” above.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. In 2004, Louis G. Lange received a base salary of $475,000. Dr. Lange’s salary was determined on the basis of discussions among members of the Compensation Committee with due regard for his qualifications, experience, prior salary, and competitive salary information. Dr. Lange’s base salary for 2004 was established in part by comparing the base salaries of chief executive officers at other biopharmaceutical companies of similar size. In awarding stock awards to him, the Compensation Committee considered Dr. Lange’s performance, the overall contribution to the Company and the Company’s accomplishments, as well as the number of unvested awards and total number of awards to be granted. In 2004, Dr. Lange did not receive any stock options, but in January 2005 he received RSU and SAR grants, on the same terms as described above. In addition, Dr. Lange received a cash bonus of $525,000. As with other executive officers, total compensation was based, in part, on the Company’s accomplishments and Dr. Lange’s contributions described above.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for each of the named executive officers. Compensation above $1,000,000 may be deducted if it is “performance-based compensation.” The Compensation Committee has considered the potential effect of Section 162(m) of the Code on compensation paid to the Company’s executive officers. The Compensation Committee has determined that, where practical, stock options and restricted stock granted to executive officers under the Company’s stock plans with a per share purchase price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation,” provided, however, that options to purchase common stock granted to certain executive officers in 1997 may not be eligible for such treatment.

From the 2004 members of the Compensation Committee of the Company:

Costa G. Sevastopoulos, Ph.D. (Chair)

Santo J. Costa

John Groom

REPORT OF THE AUDIT COMMITTEE(*)

The Audit Committee of the Board is composed of independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and operates under a written Audit Committee charter adopted by the Board, available in the Investor Relations section of the Company’s website at www.cvt.com. During the fiscal year ended December 31, 2004, the members of the Audit Committee were Thomas L. Gutshall, Kenneth B. Lee, Jr. and Barbara J. McNeil, M.D., Ph.D. The Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company’s independent accountants.

Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for reporting on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and for providing its own report on the effectiveness of internal control over financial reporting. The independent auditor is also responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the accounting and financial reporting processes of the Company and the audits of the internal controls and financial statements of the Company pursuant to the Audit Committee’s written charter.

In this context, the Audit Committee has met and held many discussions with management and the independent auditor. For the fiscal year ended December 31, 2004, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the matters required to be discussed by Statements on Auditing Standards No. 61 (Communications with Audit Committees) and No. 90 (Audit Committee Communications) with the independent auditor. Management also assessed the effectiveness of the Company’s internal control over financial reporting, and the independent auditor reported on management’s assessment and rendered its own report on the effectiveness of the Company’s control over financial reporting. For the fiscal year ended December 31, 2004, no internal control deficiencies were found to be material on either an individual or an aggregated basis.

The Company’s independent auditor also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditor and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission.

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The following table sets forth the aggregate fees billed or to be billed by the Company’s independent auditor Ernst & Young LLP for the following services during the fiscal years ended December 31, 2003 and 2004:

Description of Services	2003 Fees	2004 Fees
Audit fees (1)	$302,237	$645,682
Audit-related fees (2)	$20,000	$21,597
Tax fees (3)	$21,718	$60,764
All other fees (4)	$2,500	$2,224

Total	$346,455	$730,226

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the Commission’s rules on auditor independence.

From the 2004 members of the Audit Committee of the Company:

Kenneth B. Lee, Jr. (Chair)

Thomas L. Gutshall

Barbara J. McNeil, M.D., Ph.D.

(1)	Audit Fees: represent the aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, for internal control over financial reporting and for the review of the financial statements included in the Company’s quarterly reports during such period, or for services that are normally provided in connection with statutory and regulatory filings or engagements, for example, in 2003 and 2004 fees for review of registration statements on Form S-8, convertible debt offering services, review of registration statements on Form S-3 and amendments to such registration statements. All of these services for 2004 and 2003 were pre-approved by the Audit Committee.

(2)	Audit-Related Fees: represent the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but that are not included as Audit Fees, for example, fees for the audit of the Company’s 401(k) plan in 2003 and 2004. All of these services for 2004 and 2003 were pre-approved by the Audit Committee.

(3)	Tax Fees: represent the aggregate fees billed or to be billed for professional services rendered for tax compliance, tax advice and tax planning. All of these services for 2004 and 2003 were pre-approved by the Audit Committee.

(4)	All Other Fees: represent the aggregate fees billed for products and services other than audit, audit-related and tax fees. All of these services for 2004 and 2003 were pre-approved by the Audit Committee.

Performance Measurement Comparison(*)

The following graph and table show the total stockholder return of an investment of $100 in cash since the close of the market on December 31, 1999 through December 31, 2004 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends, although dividends have not been declared on the Company’s common stock.

Measurement Period Ended	CV Therapeutics, Inc.	Nasdaq	Nasdaq Biotechnology
December 31, 2000	271.46	60.30	153.84
December 31, 2001	199.59	45.49	124.26
December 31, 2002	69.91	26.40	69.11
December 31, 2003	56.48	38.36	96.95
December 31, 2004	88.25	40.51	100.60

(*)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) prohibits all loans to executive officers and directors of a public company and also prohibits any material modifications to loans outstanding at the time of enactment of the Sarbanes-Oxley Act in July 2002. At the time of the enactment of the Sarbanes-Oxley Act, the Company had loans outstanding to Drs. Lange and Blackburn, and to Mr. Spiegelman, under arrangements put in place before the enactment of such legislation. As disclosed previously, all such loan arrangements have been concluded and as a result there are no outstanding loan arrangements between the Company and any executive officer. In accordance with such legislation, we will not provide any new loans to directors or executive officers.

Executive Severance Benefits Agreements

The Company entered into executive severance agreements approved by the Board with each of Drs. Lange, Blackburn and Wolff and Mr. Spiegelman in February 1999, and with Ms. Suvari in August 2000. Subsequently, in November 2002 the Board approved amended executive severance benefits agreements with each of the named executive officers, and also approved new executive severance benefits agreements with additional non-executive officers as well as a severance plan covering all of the Company’s full-time employees.

Under the amended agreement with Dr. Lange, in connection with a change of control of the Company, all of Dr. Lange’s then-outstanding options will become immediately and fully vested and exercisable, subject to the terms of the agreement. In addition, if Dr. Lange’s employment with the Company is terminated without cause or he is constructively terminated within thirteen (13) months following a change of control of the Company, he is entitled to receive the following additional severance benefits subject to the terms of the agreement: a payment equal to twenty four (24) months of Dr. Lange’s base salary at the time of termination; a payment equal to two hundred percent (200%) percent of Dr. Lange’s annual bonus (if any) in the year prior to the change in control; continued health benefits for eighteen (18) months following termination; and in the event that any benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, an additional gross-up payment sufficient to cover all excise taxes (including any interest or penalties) on such benefits as well as all federal, state and local taxes and excise taxes (including any interest or penalties) on the gross-up payment itself.

Under the amended agreements with Dr. Blackburn and Mr. Spiegelman, in connection with a change of control of the Company, all of the executive’s then-outstanding options will become immediately and fully vested and exercisable, subject to the terms of the agreement. In addition, if the executive’s employment with the Company is terminated without cause or he is constructively terminated within thirteen (13) months following a change of control of the Company, he is entitled to receive the following additional severance benefits subject to the terms of the agreement: a payment equal to eighteen (18) months of his base salary at the time of termination; a payment equal to one hundred and fifty percent (150%) percent of his annual bonus (if any) in the year prior to the change in control; continued health benefits for eighteen (18) months following termination; and in the event that any benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, an additional gross-up payment sufficient to cover all excise taxes (including any interest or penalties) on such benefits as well as all federal, state and local taxes and excise taxes (including any interest or penalties) on the gross-up payment itself.

Under the amended agreement with Ms. Suvari, in connection with a change of control of the Company, all of Ms. Suvari’s then-outstanding options will become immediately and fully vested and exercisable, subject to the terms of the agreement. In addition, if Ms. Suvari’s employment with the Company is terminated without cause or she is constructively terminated within thirteen (13) months following a change of control of the Company, she is entitled to receive the following additional severance benefits subject to the terms of the agreement: a payment equal to eighteen (18) months of her base salary at the time of termination; a payment equal to one hundred and fifty percent (150%) percent of her annual bonus (if any) in the year prior to the change in control; continued health benefits for eighteen (18) months following termination; and in the event that any benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, she will receive the greater, on an after-tax basis (taking account of all federal, state and local taxes and excise taxes), of such benefits or such lesser amount of benefits as would result in no portion of the benefits being subject to the excise tax.

Dr. Wolff’s employment with the Company was terminated in September 2004, and the Company has no remaining obligations under his amended executive severance agreement. In connection with the termination of his employment, the Company entered into a scientific advisory agreement with Dr. Wolff, pursuant to which he provides consulting services to the Company, including services as a member of the Company’s scientific advisory board. The agreement has a term of three (3) years, but may be terminated earlier by either party without cause upon sixty (60) days notice, or for cause upon thirty (30) days notice. All of Dr. Wolff’s options to purchase the Company’s common stock that were vested as of September 17, 2004 remain exercisable for a period ending ninety (90) days following the expiration or termination of the agreement.

Ernst & Young LLP

Kenneth B. Lee, Jr., who was appointed to the Board and the Audit Committee of the Board in January 2002, was a partner at Ernst & Young LLP until December 31, 2001. Ernst & Young LLP has audited the Company’s financial statements since its inception and has been selected by the Board as the Company’s independent auditors for the fiscal year ending December 31, 2005. While at Ernst & Young LLP, Mr. Lee was the partner in charge of auditing the Company’s financial statements prior to 1995. Prior to appointing Mr. Lee to the Board and to the Audit Committee, the Board determined that Mr. Lee’s prior relationship with Ernst & Young LLP would not hinder their respective independence or ability to act in the best interests of the Company and its stockholders, Mr. Lee’s ability to serve on the Board and the Audit Committee, or Ernst & Young LLP’s ability to serve as the Company’s independent auditor. In addition, the Board has determined that Mr. Lee satisfies the independence requirements for Board members under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and also satisfies the independence requirements for members of the Audit Committee under Rule 10A-3(b)(1) of the Exchange Act.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Alan C. Mendelson

Secretary

April 26, 2005

APPENDIX A

CV THERAPEUTICS, INC.

2000 Equity Incentive Plan

ADOPTED MARCH 31, 2000

APPROVED BY STOCKHOLDERS MAY 16, 2000

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS FEBRUARY 25, 2002

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS APRIL 15, 2002

APPROVED BY STOCKHOLDERS JUNE 7, 2002

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS OCTOBER 30, 2002

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS APRIL 1, 2004

APPROVED BY STOCKHOLDERS MAY 26, 2004

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS SEPTEMBER 22 AND 23, 2004

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS FEBRUARY 1, 2005

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS APRIL 12, 2005

I.    Purposes.

A.    Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

B.    Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) rights to acquire Restricted Stock and Restricted Stock Units and (iv) Stock Appreciation Rights.

C.    General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

II.    Definitions.

A.    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

B.    “Board” means the Board of Directors of the Company.

C.    “Code” means the Internal Revenue Code of 1986, as amended.

D.    “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection III(C).

E.    “Common Stock” means the common stock of the Company.

F.    “Company” means CV Therapeutics, Inc., a Delaware corporation.

G.    “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

H.    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

I.    “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

J.    “Director” means a member of the Board of Directors of the Company.

K.    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

L.    “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

M.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

N.    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

1. If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

2. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

O.    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

P.    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

Q.    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

R.    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

S.    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

T.    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

U.    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

V.    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

W.    “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

X.    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Section 162(m) Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group; corporate or individual goals relating to the Company’s research, development, clinical, regulatory, operational, marketing or compliance programs. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Section 162(m) Participant.

Y.    “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Section 162(m) Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Z.    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Section 162(m) Participant’s right to, and the payment of, a Stock Award the vesting of which is based on the attainment of Performance Goals.

AA.    “Plan” means this CV Therapeutics, Inc. 2000 Equity Incentive Plan.

BB.    “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section VII that is subject to certain restrictions and to risk of forfeiture.

CC.    “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock during specified time periods pursuant to Section VII.

DD.    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

EE.    “Section 162(m) Participant” shall mean any Employee designated by the Board as an Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

FF.    “Securities Act” means the Securities Act of 1933, as amended.

GG.    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section VII to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of such number of shares of Common Stock on the date the SAR was granted, or such other amount as may be determined by the Committee and as set forth in the applicable Stock Award Agreement.

HH.    “Stock Award” means any right granted under the Plan, including an Option, Restricted Stock, Restricted Stock Unit and a Stock Appreciation Right.

II.    “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

JJ.    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.    Administration.

A.    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection III(C).

B.    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

1. To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

2. To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

3. To amend the Plan or a Stock Award as provided in Sections XI and XII.

4. To terminate or suspend the Plan as provided in Section XIII.

5. Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

C.    Delegation to Committee.

1.    General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

2.    Committee Composition. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

D.    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV.    Shares Subject to the Plan.

A.    Share Reserve. Subject to the provisions of Section XI relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate the sum of (i) four million four hundred fifty thousand (4,450,000) shares of Common Stock, (ii) that number of shares of Common Stock remaining available for issuance as of March 29, 2004 under the CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan (the “Nonstatutory Plan”) (not to exceed 404,685 shares of Common Stock); (iii) that number of shares of Common Stock that after March 29, 2004 again become available for issuance under the Nonstatutory Plan under Section 4(b) thereof as a result of stock awards granted thereunder before March 29, 2004; (iv) that number of shares of Common Stock remaining available for issuance as of March 31, 2005 under the CV Therapeutics, Inc. Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) (not to exceed 20,335 shares of Common Stock) and (v) that number of shares of Common Stock that after March 31, 2005 again become available for issuance under the Directors’ Plan under Section 3(a) thereof as a result of options granted thereunder before March 31, 2005.

B.    Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

C.    Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.    Eligibility.

A.    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

B.    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

C.    Section 162(m) Limitation. Subject to the provisions of Section XI relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Stock Awards covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year.

D.    Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

VI.    Option Provisions.

A.    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

B.    Term. Subject to the provisions of subsection V(B) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

C.    Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection V(B) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

D.    Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than the par value of the Common Stock subject to the Option on the date the Option is granted; provided, however, that no more than five percent (5%) of the shares of Common Stock reserved for issuance under the Plan during its term may be issued upon exercise of Nonstatutory Stock Options granted with an exercise price that is less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such Options on the date the Options were granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

E.    Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or

(ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

F.    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

G.    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

H.    Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection VI(I) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

I.    Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

J.    Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection VI(B) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

K.    Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the

Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

L.    Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsections VI(G) or VI(H), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

M.    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

VII.    Provisions of Stock Awards other than Options.

A.    Restricted Stock and Restricted Stock Unit Awards. The Board may grant Restricted Stock and/or Restricted Stock Units, the terms of which Stock Awards shall be set forth in an appropriate Stock Award Agreement. Each such Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Stock Award Agreements may change from time to time, and the terms and conditions of separate Stock Award Agreements need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

1.    Purchase Price. At its discretion, the Board may designate a purchase price or no purchase price for the issuance of Common Stock under the Plan. The purchase price, if any, under each Stock Award Agreement shall be such amount as the Board shall determine and designate in such Stock Award Agreement. In no event may Common Stock be issued under the Plan for less than adequate legal consideration, as determined by the Board in its sole discretion.

2.    Consideration. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement shall be paid either: (i) in cash at the time of issuance of the Common Stock or (ii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

3.    Restricted Stock Vesting. Restricted Stock Units and/or shares of Common Stock acquired under a Stock Award Agreement shall be subject to vesting schedule or a forfeiture or share repurchase option (in the case of Restricted Stock issued with a purchase price) in favor of the Company pursuant to a vesting schedule to be determined by the Board (or by the Committee, with regard to grants to Section 162(m) Participants intended to be linked to the Performance Criteria) in accordance with the following guidelines: (A) the vesting period for Restricted Stock Units or shares of Common Stock acquired under Stock Award Agreements shall be no less than three (3) years unless based upon performance milestones (including without limitation Performance Goals), in which event the vesting period shall be no less than one (1) year; and (B) notwithstanding the provisions of Section X(A), the Board may not accelerate such vesting except under extraordinary circumstances, including without limitation the death, disability or divorce of the

Participant, change in corporate structure of the Company, Change of Control or termination of Continuous Service in connection with a Change of Control.

4.    Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Board may cancel an unvested Restricted Stock Unit and/or repurchase or otherwise reacquire any or all of the shares of Restricted Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Award Agreement.

5.    Transferability. Restricted Stock or Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the applicable Stock Award Agreement remains subject to the terms of the Stock Award Agreement.

6.    Restricted Stock Units. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested. Unless otherwise provided by the Board, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

7.    Section 162(m) Participants. Restricted Stock or Restricted Stock Units granted to a Section 162(m) Participant may, as determined by the Committee, have its vesting linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Section 162(m) Participant.

B.    Stock Appreciation Rights. The Board may grant SARs, the terms of which Stock Awards shall be set forth in an appropriate Stock Award Agreement. Each such Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Stock Award Agreements may change from time to time, and the terms and conditions of separate Stock Award Agreements need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions.

1.    Terms. A SAR shall have a term set by the Committee and shall be exercisable in such installments as the Committee may determine. A SAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each SAR shall be set by the Committee; provided that the exercise price for any SAR shall not be less than the par value of the Common Stock on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the SAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

2.    Exercise. A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of Common Stock subject to the SAR from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, or such other amount as determined pursuant to the terms of the Stock Award Agreement, in either case subject to any limitations the Committee may impose.

3.    Payment. Payment of the amounts determined under Sections VII.B.2. above shall be in cash, in Common Stock or other such as Options, or a combination of the foregoing as determined by the Committee and set forth in the terms of the Stock Award Agreement.

VIII.    Covenants of the Company.

A.    Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

B.    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

IX.    Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

X.    Miscellaneous.

A.    Acceleration of Exercisability and Vesting. Subject to subsection VII(A)(3) with respect to Restricted Stock and Restricted Stock Units, the Committee shall have the power to accelerate the time at which a Stock Award may first vest and/or be exercised in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

B.    Non-Employee Directors. Notwithstanding anything herein to the contrary, the grant of any Stock Award to a Non-Employee Director under this Plan shall be made by the Board pursuant to a written non-discretionary formula established by the Compensation Committee of the Board, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Stock Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Stock Award(s) to be granted to Non-Employee Directors, the number of shares of Common Stock to be subject to Non-Employee Director Stock Awards, the conditions on which such Stock Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Compensation Committee (or such other successor committee as described above) determines in its discretion.

C.    Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

D.    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

E.    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

F.    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

G.    Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of cash or Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash or shares of Common Stock from the cash or shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of cash or Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

XI.    Adjustments upon Changes in Stock.

A.    Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection IV(A) and the maximum number of securities subject to award to any person pursuant to subsection V(C), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

B.    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

C.    Change of Control. In the event of a Change of Control, each outstanding Stock Award under the Plan shall, automatically and without further action by the Company, become fully vested and/or exercisable with respect to all of the shares of Common Stock subject thereto no later than five (5) business days before the closing of such Change of Control. In addition, to the extent permitted by law, any surviving corporation or acquiring corporation in a Change of Control may assume any such Stock Awards outstanding under the Plan or substitute similar stock awards (including awards to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan then the Stock Awards shall terminate if not exercised at or prior to the closing of the Change of Control.

D.    Definition. For purposes of this Plan, “Change of Control” means: (i) a sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, equal or greater stock voting power); (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (iv) any transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred.

XII. Amendment of the Plan and Stock Awards.

A.    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section XI relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company if such amendment (i) increases the number of shares of Common Stock reserved for issuance under the Plan, (ii) expands the class of eligible Participants under the Plan, (iii) materially increases the benefits available under the Plan or (iv) is an amendment for which stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any applicable Nasdaq or securities exchange listing requirements.

B.    Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

C.    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

D.    No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

E.    Amendment of Stock Awards/Repricing Prohibited. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Notwithstanding the foregoing, the Board shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Option or

SAR to reduce its exercise price. Furthermore, no Option or SAR shall be canceled and replaced with grants having a lower exercise price without the further approval of stockholders of the Company.

XIII.    Termination or Suspension of the Plan.

A.    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 31, 2014, which is the day before the tenth (10th) anniversary of the date the Plan was amended and restated by the Board on April 1, 2004. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

B.    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XIV.    Effective Date of Plan.

The Plan shall become effective upon its adoption by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

XV.    Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

XVI.    Participants in Foreign Countries.

The Board shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any Affiliate may operate to assure the viability of Stock Awards granted under the Plan in such countries and to meet the objectives of the Plan.

APPENDIX B

CV THERAPEUTICS, INC.

Non-Employee Director Equity Compensation Policy

Adopted April 12, 2005

1. General.    This Non-Employee Director Equity Compensation Policy (the “Policy”) is unanimously adopted by the Board of Directors (the “Board”) of CV Therapeutics, Inc. (the “Company”). Capitalized but undefined terms used herein shall have the meanings provided for in the CV Therapeutics, Inc. 2000 Equity Incentive Plan (the “Incentive Plan”).

2. Committee Authority.    Pursuant to Section X.B. of the Incentive Plan, the Compensation Committee (the “Committee”) of the Board is responsible for the granting of Awards to Non-Employee Directors pursuant to a written, non-discretionary formula and also for specifying, with respect to any such Awards, the terms and conditions on which such Awards shall be granted, become exercisable and/or payable, and expire, and such other terms and conditions as this Committee determines in its discretion.

3. Equity Grants to Directors.    Commencing with the annual meeting of stockholders to be held on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each Non-Employee Director of the Company initially elected to be a Non-Employee Director by the Board or stockholders of the Company shall upon such initial election by the Board or stockholders of the Company be awarded an option to purchase 25,000 shares of the Company’s Common Stock with an exercise price equal to one hundred percent (100%) of the Fair Market Value on the date of grant (the “Initial Option”). Additionally, commencing with the annual meeting of stockholders to be held on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each existing Non-Employee Director will receive an option to purchase 7,500 shares of common stock (the “Annual Replenishment Option”) with an exercise price equal to one hundred percent (100%) of the Fair Market Value on the date of grant. Each Initial Option and Annual Replenishment Option shall be a nonstatutory stock option and shall be subject to the terms and conditions of the Incentive Plan.

4. Vesting.    The Initial Option granted to each newly elected Non-Employee Director upon his or her initial election by the Board or stockholders of the Company shall vest at the rate of 1/36th per month over thirty six (36) months from the date of grant of the Initial Option. Each Annual Replenishment Option granted to a Non-Employee Director at each annual meeting of stockholders at which directors are elected shall vest at the rate of 1/12th per month over twelve (12) months from the date of grant. Initial Options and Annual Replenishment Options shall vest only during the optionholder’s Continuous Service (as defined in the Incentive Plan); provided, however, that the Committee has the power to accelerate the time during which an option may vest or be exercised. If allowed by the Committee, options granted hereunder may permit exercise prior to vesting. An optionholder must satisfy any federal, state or local tax withholding obligation relating to the exercise of such option before shares of common stock are issued upon exercise of options.

5. Term.    Initial Options and Annual Replenishment Options will terminate upon the earlier of (i) ten (10) years after the date of grant or (ii) six (6) months after the date of termination of the optionholder’s Continuous Service (or such longer or shorter period as the Committee may specify), or, if the termination of Continuous Service is due to the optionholder’s death, eighteen (18) months after the date of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (or such longer or shorter period as the Committee may specify).

6. Transferability.    Each option granted hereunder shall by its terms be personal and may not be sold, pledged, assigned, transferred, encumbered or otherwise alienated or hypothecated in any manner other than by will or the laws of descent and distribution to a Permitted Transferee (as defined below) or by a Permitted

Transferee to a Family Member (as defined below). During the lifetime of an optionee, only he or she or a Permitted Transferee may exercise an option, or any portion thereof, granted to the optionee under the Incentive Plan.

(i) An option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee to any person or entity, other than the original optionee’s Family Members.

(ii) Any option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the option as applicable to the original optionee.

(iii) The optionee and the Permitted Transferee shall execute any and all documents reasonably requested by the Company, including without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. In the event any option is exercised by, or to be paid to, the executors, administrators, heirs or distributees of the estate of a deceased optionee, or such an optionee’s beneficiary, or the transferee of an option, in any such case pursuant to the terms and conditions of the Plan, the Company shall be under no obligation to issue stock, or make any payment, thereunder unless and until the Company is satisfied that the person or persons exercising such option, or to receive such payment, is the duly appointed legal representative of the deceased optionee’s estate or the proper legatee or distributee thereof or the named beneficiary of such optionee, or the Permitted Transferee of such option, as applicable.

(iv) Shares of stock acquired by a Permitted Transferee through exercise of an option may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such shares of common stock for any purpose, unless a registration statement under the Securities Act of 1933, as amended, and any applicable state securities act with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the Company.

(v) For purposes of the foregoing, the following terms shall have the following meanings:

A. “Permitted Transferee” shall mean a Family Member who receives an option from an optionee as a gift not for value or a person or entity to whom an option is transferred by an optionee in a Permitted Transfer for Value.

B. “Permitted Transfer for Value” shall mean any transfer of an option (i) under a domestic relations order in a settlement of marital property rights, or (ii) to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the optionee) in exchange for an interest in that entity.

C. “Family Member” shall mean an optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother in law, father in law, son in law, daughter in law, brother in law or sister in law, including adoptive relationships, any person sharing the optionee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent (50%) of the voting interest.

7. Incorporation of the Incentive Plan.    All applicable terms of the Incentive Plan apply to this Policy as if fully set forth herein, and all grants of Awards hereby are subject in all respect to the terms of such Incentive Plan.

8. Written Grant Agreement.    The grant of any Award under this Policy shall be made solely by and subject to the terms set forth in a written or electronic agreement in a form to be approved by the Committee and duly executed by an executive officer of the Company.

9. Policy Subject to Amendment, Modification and Termination.    This Policy may be amended, modified or terminated by the Committee in the future at its sole discretion. No Non-Employee Director shall have any rights hereunder unless and until an Award is actually granted. Without limiting the generality of the foregoing, the Committee hereby expressly reserves the authority to (a) amend or terminate this Policy during any year up and until the election of directors at a given annual meeting of stockholders and (b) amend at any time the circumstances under which an Award may become vested or remain exercisable following termination of an optionee’s Continuous Service.

10. Effectiveness.    This Policy has been approved by the Board, subject to approval by the stockholders at the annual meeting of stockholders on May 26, 2005 of the amended and restated Incentive Plan.

**********

CV THERAPEUTICS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 26, 2005

8:00 a.m.

3172 Porter Drive

Palo Alto, California

CV THERAPEUTICS, INC. 3172 Porter Drive Palo Alto, California	proxy

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2005

The undersigned hereby appoints Louis G. Lange, M.D., Ph.D. and Daniel K. Spiegelman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of stock of CV Therapeutics, Inc. (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3172 Porter Drive, Palo Alto, California on Thursday, May 26, 2005, at 8:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on May 25, 2005.
•	Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cvtx/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on May 25, 2005.
•	Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CV Therapeutics, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors recommends a vote FOR the election of all nominees listed in Proposal 1 and a vote FOR Proposals 2 and 3.

1.  To elect three (3) directors of the Company, each to serve until the 2008 Annual

     Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

Nominees:        01  Santo J. Costa        02  John Groom        03  Barbara J. McNeil, M.D., Ph.D.

	☐ Vote FOR all nominees listed (except as marked)	☐	Vote WITHHELD from all nominees listed
(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the amendment and restatement of the Company’s 2000 Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain

3.  To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending December 31, 2005.

4.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

	☐ For	☐ Against	☐ Abstain

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE BELOW:	Dated: _________________________, 2005

Signature(s) in Box

Please sign exactly as your name appears hereon. Joint

owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.